UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2007

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of Registrant as Specified in Charter)

Commission File Number: 000-26585

DELAWARE (State or Other Jurisdiction of Incorporation)	54-1811721 (I.R.S. Employer Identification No.)
100 N. WILKES-BARRE BLVD, 4TH FLOOR, WILKES-BARRE, PA (Address of Principal Executive Office)	18702 (Zip Code)
Issuer’s telephone number, including area code (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUING LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On January 17, 2007, the registrant was informed of the determination by the Listing Qualifications Hearing Panel of The Nasdaq Stock Market that, because the registrant has not yet filed its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, the registrant will, pursuant to NASD Rules 6530 and 6540, be ineligible for quotation on the OTC Bulletin Board and all quotations of the registrant’s securities on the OTCBB will be deleted effective as of the open of business on January 19, 2007. Beginning January 19, 2007, the registrant’s common stock is expected to be quoted in the Pink Sheets.

The registrant has not yet filed its Quarterly Report on Form 10-QSB for the third quarter of 2006 pending the resolution of a question regarding the proper accounting treatment for the registrant’s transactions involving George Foreman in August 2005. As previously disclosed, the registrant was advised by Parente Randolph, PC, the independent accountants engaged by the registrant to review its unaudited financial statements for the quarter ended September 30, 2006, that, in its view, the original accounting treatment for that transaction was not in accordance with accounting standards generally accepted in the United States of America. The impact of the new accounting treatment considered proper by Parente Randolph would include an increase in the registrant’s assets and shareholders’ equity and a reduction in its liabilities and expenses.

The registrant is working with Parente Randolph to complete its Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006. In consultation with Parente Randolph, the registrant submitted to the Staff of the Securities and Exchange Commission a Request for Consensus regarding the appropriate accounting treatment for such matters. The registrant expects to reapply for quotation on the OTCBB once such filings are completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEORGE FOREMAN ENTERPRISES, INC.
By	/s/ Jeremy Anderson
Jeremy Anderson
Chief Financial Officer
January 18, 2007